EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS 2015
FOURTH QUARTER AND YEAR-END RESULTS

•	Advanced Packaging Drives Record Sales Year;

•	Lithography Business Unit Completes Third Consecutive Year of Growth

FLANDERS, NEW JERSEY (February 1, 2016) - Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of process characterization equipment, lithography equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the fourth quarter and year ended 2015.

2015 Fourth Quarter Financial Highlights

•	Fourth quarter revenue of $51.1 million was in-line with Company guidance and included two JetStep® lithography system sales.

•	Gross margins remained strong at 52 percent for the quarter.

•	GAAP net income of $2.9 million, or $0.09 per diluted share; Non-GAAP net income of $5.1 million, or $0.16 per diluted share, was in-line with Company guidance.

•	Company fourth quarter Book-to-Bill ratio was significantly ahead of industry ratio.

•	Cash and marketable securities increased to $161.5 million.

2015 Year-End Financial Highlights

•	2015 record revenue of $221.7 million increased 22 percent, compared with $181.2 million in 2014, resulting in record year.

•	2015 gross margins of 54 percent increased as compared to 53 percent for 2014.

•	Advanced Packaging revenue increased by 47 percent in 2015.

•	Lithography sales increased over 30 percent year-over-year, ending at $16.5 million.

•	Record year for software sales, representing 12 percent of revenue.

Michael Plisinski, chief executive officer, commented, “With strong demand for our products and integrated solutions, our many successes in 2015 set the stage for a strong 2016. Fourth quarter revenues of $51.1 million completed a record year for Rudolph. Our core inspection business grew by 30 percent in 2015, driven by strong demand for our unique blend of 2D macro inspection, 3D metrology, and software in a variety of advanced packaging applications. Further enhancing our growth in advanced packaging, lithography sales of $16.5 million grew over 30 percent from 2014, and we recognized revenue on two JetStep advanced packaging lithography systems in the 2015 fourth quarter. Since its introduction in 2012, we have expanded our lithography business at a compound-annual-growth-rate of approximately 30 percent, with several significant wins paving the way for further success. This morning we announced a new lithography customer with an order for our first JetStep S-Series panel system from a leading Taiwanese outsourced assembly and test (OSAT) customer for the semiconductor advanced packaging industry’s first panel manufacturing line.”

Mr. Plisinski continued, “Advanced packaging will remain a strong growth driver for Rudolph as customers continue to invest in a variety of new and challenging packaging technologies such as Cu-pillar, wafer level fan-out, and through-silicon vias (TSVs) to lower cost and increase performance of mobile devices.

“Another growth driver for Rudolph was from the radio-frequency (RF) filter market. We expanded our sales in RF filters for mobile applications, increasing our footprint in this fast-growing market segment by over 50 percent. This included multiple orders from a leading RF filter manufacturer that included inspection and metrology tools as well as process control software, which span both front-end and back-end applications. With the rapid advancement of the Internet of Things, manufacturing of these components is likely to grow dramatically, and several manufacturers have already announced increased capital spending for 2016. During the year, we also extended our leadership in the growing MEMs market with a win at Robert Bosch for both front-end and back-end inspection and software applications.

“Increasing demand for comprehensive process control solutions in 2015 also drove our software business unit to a record year, with revenues amounting to just over 12 percent of the Company’s revenue.”

Mr. Plisinski concluded, “In 2015 we strengthened our position as a comprehensive solutions provider, combining product, services and software to solve high-value customer problems. We expect to further capitalize on the gains we have made in the coming year. We remain confident that our strategy to leverage our broad product portfolio to provide more comprehensive solutions to a diverse customer base serving a variety of end markets will allow us to continue to drive growth, maintain a strong balance sheet, and return value to shareholders.”

Fourth Quarter 2015 GAAP Financial Results
Fourth quarter revenue totaled $51.1 million, a 13 percent decrease as compared with $58.6 million for the 2015 third quarter. During the fourth quarter, international sales represented approximately 85 percent of revenue, while domestic sales accounted for 15 percent. In the 2015 third quarter, international sales represented approximately 84 percent of revenue and domestic sales accounted for 16 percent. In the fourth quarter, revenue from front-end semiconductor customers accounted for approximately 53 percent of revenue and back-end customers accounted for 47 percent.

Fourth quarter gross margin was 52 percent of revenues, compared to 54 percent in the 2015 third quarter. The decrease in gross margin was primarily due to a change in product sales mix; specifically, lower margin lithography sales were partially offset by continued strong software sales in the quarter.

Operating expenses for the fourth quarter of 2015 totaled $20.8 million, compared with $19.9 million in the 2015 third quarter. R&D expenses for the fourth quarter totaled $10.3 million, compared with $10.0 million in the 2015 third quarter. SG&A expenses for the fourth quarter totaled $9.9 million, compared with $9.4 million in the third quarter of 2015. The increase in both R&D and SG&A operating expenses was mainly due to an increase in compensation expense and higher professional fees in the quarter.

GAAP net income for the fourth quarter of 2015 was $2.9 million, or $0.09 per diluted share, compared with GAAP net income of $7.2 million, or $0.22 per diluted share, for the third quarter of 2015.

Fourth Quarter Non-GAAP Financial Results
Fourth quarter Non-GAAP net income was $5.1 million, or $0.16 per diluted share. Non-GAAP results excluded $2.2 million in expenses, after tax, that were included in the GAAP results related to share-based compensation, litigation and amortization of intangibles. In the 2015 third quarter, Non-GAAP net income was $8.4 million or $0.26 per diluted share. The third quarter Non-GAAP results excluded $1.2 million in expenses, after tax, that were included in the GAAP results related to share-based compensation, litigation and amortization of intangibles.

Balance Sheet Strength
At December 31, 2015, cash and marketable securities totaled $161.5 million, compared with $155.3 million at the end of the 2015 third quarter. Accounts receivable decreased $5.8 million to $55.5 million and inventory decreased to $71.5 million as of December 31, 2015. Working capital was $197.0 million at December 31, 2015.

Share Repurchase
During the fourth quarter, the Company purchased approximately 273 thousand shares of Rudolph stock under its authorized repurchase program, bringing the total shares repurchased under the plan to approximately 3 million shares.  The cost of fourth quarter repurchased shares totaled $3.5 million.

Conference Call
Rudolph Technologies will discuss its 2015 fourth quarter and year-end results and other matters on a conference call it is hosting today at 4:30 PM EST. To participate in the call, please dial (855) 877-0343 (Domestic) or (678) 509-8772 (International), and reference Conference ID # 19918997 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EST on February 1 until 11:59 pm EST on February 8, 2016. To access the replay, please dial (855) 859-2056 (Domestic) or (404) 537-3406 (International) at any time during that period and use Conference ID #19918997.

A replay will also be available on the Company’s website at www.rudolphtech.com.

2016 Analyst Event (May 9, 2016 / New York Marriott Marquis Hotel)
Rudolph Technologies will host its annual Analyst Event on May 9, 2016 at the New York Marriott Marquis Hotel (New York City). The 2016 Analyst Event will highlight Rudolph’s evolution as a front-end and back-end value-added solutions provider by combining product services and software to solve customer problems. We will discuss market trends and industry challenges that Rudolph’s customers face, and the differentiated solutions Rudolph affords them to accelerate their process development. Speakers will be the General Managers from each of the business units.

Financial analysts, institutional investors and industry analysts interested in attending the event in person should contact Rudolph’s Investor Relations for registration information: Guerrant Associates / Laura Guerrant-Oiye / Principal / 808.882.1467 / lguerrant@guerrantir.com.

Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures, which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the amortization of intangible assets, the impact of litigation fees, acquisition related costs, restructuring charges and share-based compensation. We believe that this presentation of non-GAAP financial measures allows investors to better assess the Company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. To that end, non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About Rudolph Technologies
Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding savings from restructuring operations and expectations regarding semiconductor market outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Steven R. Roth Senior Vice President & CFO 973.448.4302 steven.roth@rudolphtech.com	Guerrant Associates Laura Guerrant-Oiye Principal 808.882.1467 lguerrant@guerrantir.com Trade Press: Amy Shay 952.259.1794 amy.shay@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	December 31, 2015	December 31, 2014
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$161,478	$156,985
Accounts receivable, net	55,492	51,603
Inventories	71,490	63,344
Prepaid and other assets	8,137	9,403
Total current assets	296,597	281,335
Net property, plant and equipment	12,346	12,938
Intangibles	35,088	31,537
Other assets	35,793	40,827
Total assets	$379,824	$366,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$21,466	$17,747
Senior convertible notes	58,107	—
Other current liabilities	20,019	17,188
Total current liabilities	99,592	34,935
Senior convertible notes	—	54,773
Other non-current liabilities	9,554	9,601
Total liabilities	109,146	99,309
Stockholders’ equity	270,678	267,328
Total liabilities and stockholders’ equity	$379,824	$366,637

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues	$51,057	$49,591	$221,690	$181,218
Cost of revenues	24,413	23,936	102,284	85,730
Gross profit	26,644	25,655	119,406	95,488
Operating expenses:
Research and development	10,334	10,099	41,233	40,576
Selling, general and administrative	9,856	11,471	43,235	53,799
Amortization	600	515	2,145	2,422
Total operating expenses	20,790	22,085	86,613	96,797
Operating income (loss)	5,854	3,570	32,793	(1,309)
Interest expense, net	1,481	1,367	5,688	5,317
Other (income) expense	194	(307)	293	65
Income (loss) before income taxes	4,179	2,510	26,812	(6,691)
Provision (benefit) for income taxes	1,296	1,016	8,856	(2,051)
Net income (loss)	$2,883	$1,494	$17,956	$(4,640)

Net income (loss) per share:
Basic	$0.09	$0.05	$0.57	$(0.14)
Diluted	$0.09	$0.04	$0.56	$(0.14)

Weighted average shares outstanding:
Basic	31,016	32,882	31,408	33,124
Diluted	32,075	33,504	32,166	33,124

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. NON-GAAP FINANCIAL SUMMARY (In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue	$51,057	$49,591	$221,690	$181,218
Gross profit	$26,684	$26,309	$119,591	$96,318
Gross margin as percentage of revenue	52.3%	53.1%	53.9%	53.2%

Operating expenses	$18,218	$18,196	$74,500	$74,873
Operating income	$8,466	$8,113	$45,091	$21,445
Operating margin as a percentage of revenue	16.6%	16.4%	20.3%	11.8%

Net income	$5,085	$4,461	$26,418	$10,366
Net income per diluted share	$0.16	$0.13	$0.82	$0.31

RECONCILIATION OF U.S. GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME (In thousands, except percentages) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
U.S. GAAP gross profit	$26,644	$25,655	$119,406	$95,488
Pre-tax non-GAAP items:
Restructuring expense	—	599	—	608
Share-based compensation expense	40	55	185	222
Non-GAAP gross profit	$26,684	$26,309	$119,591	$96,318
U.S. GAAP gross margin as a percentage of revenue	52.2%	51.7%	53.9%	52.7%
Non-GAAP gross margin as a percentage of revenue	52.3%	53.1%	53.9%	53.2%

U.S. GAAP operating expenses	$20,790	$22,085	$86,613	$96,797
Pre-tax non-GAAP items:
Acquisition related expenses	—	—	—	773
Amortization of intangibles	600	515	2,145	2,422
Litigation fees	741	214	2,550	10,591
Restructuring expense	—	1,714	—	2,118
Share-based compensation expense	1,231	1,446	7,418	6,020
Non-GAAP operating expenses	18,218	18,196	74,500	74,873
Non-GAAP operating income	$8,466	$8,113	$45,091	$21,445
U.S. GAAP operating margin as a percentage of revenue	11.5%	7.2%	14.8%	(0.7)%
Non-GAAP operating margin as a percentage of revenue	16.6%	16.4%	20.3%	11.8%
(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (In thousands, except share and per share data) - (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
U.S. GAAP net income (loss)	$2,883	$1,494	$17,956	$(4,640)
Pre-tax non-GAAP items:
Acquisition related expenses	—	—	—	773
Amortization of intangibles	600	515	2,145	2,422
Litigation fees	741	214	2,550	10,591
Restructuring expense	—	2,313	—	2,726
Share-based compensation expense	1,271	1,501	7,603	6,242
Net tax provision on non-GAAP items	(410)	(1,576)	(3,836)	(7,748)
Non-GAAP net income	$5,085	$4,461	$26,418	$10,366
Non-GAAP net income per diluted share	$0.16	$0.13	$0.82	$0.31

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